Exhibit 99.1

Datadog Announces Third Quarter Results

November 10, 2020

Third quarter revenue grew 61% year-over-year to $155 million

Strong growth of larger customers, with 1,107 $100k+ ARR customers, up from 727 a year ago

Announced 8 new products and features at annual Dash conference

Announced a strategic partnership with Microsoft and an extended partnership with Google

NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the monitoring and security platform for cloud applications, today announced financial results for its third quarter ended September 30, 2020.

“We are pleased with our strong results for the third quarter, which demonstrated continued high growth at scale.” said Olivier Pomel, co-founder and CEO of Datadog. “The pandemic has driven organizations globally and across industries to prioritize their digital operations like never before, further strengthening the cloud’s position as the IT architecture of choice. Datadog continues to be a trusted partner in enabling digital transformation and cloud migration.”

Pomel added, “With eight new products and major features announced at our annual user conference, Dash, we have maintained our strong track record of innovation and extended our leadership as the most complete and cloud native end-to-end observability platform. We continue to make meaningful R&D investments toward what is a very significant long-term opportunity.”

Third Quarter 2020 Financial Highlights:

•	Revenue was $154.7 million, an increase of 61% year-over-year.
•	GAAP operating loss was ($9.3) million; GAAP operating margin was (6%).
•	Non-GAAP operating income was $13.8 million; non-GAAP operating margin was 9%.
•	GAAP net loss per diluted share was ($0.05); non-GAAP net income per diluted share was $0.05.
•	Operating cash flow was $36.3 million, with free cash flow of $28.6 million.

•	Cash, cash equivalents, restricted cash, and marketable securities were $1.5 billion as of September 30, 2020.

Third Quarter & Recent Business Highlights:

•	As of September 30, 2020, we had 1,107 customers with ARR of $100,000 or more, an increase of 52% from 727 as of September 30, 2019.
•	Announced 8 new products and features at our annual user conference Dash, which was attended by over 7,000 people in what was our first all-virtual event. Product announcements included:
o	The introduction of the Datadog Marketplace, to enable technology partners to build applications on our platform, and allow our customers to browse, purchase and use these applications.
o	The general availability of Continuous Profiler, which extends our APM product suite to measure code-level performance through an always-on and low-overhead solution.
o	Extending Synthetics to CI/CD pipelines, which enables customers to test the viability of new features earlier in the development process.
o	Introducing Mobile Real User Monitoring (RUM), to enable full visibility into the performance of mobile applications, both Android and iOS.
o	The general availability of Error Tracking, which enables engineering teams to aggregate, triage, and prioritize frontend application errors.
o	The beta launch of Incident Management, which unifies documentation, data, and collaboration in a centralized pane of glass for DevOps and security teams when an incident occurs.
o	The beta launch of Compliance Monitoring, which extends on our security solutions to proactively notify DevSecOps teams of misconfigurations and compliance drift.
o	The beta launch of Recommended Monitors, a suite of preconfigured, curated, and customizable alert queries for key infrastructure technologies.
•

Announced a strategic partnership with Microsoft, currently in public preview, which will make Datadog available directly from the Azure console. Azure customers will be able to purchase a Datadog plan with the ability to draw from their committed Azure spend, implement Datadog few just a few clicks, as well as manage Datadog natively from the Azure Portal. Lastly, Azure and Datadog sales teams will increase collaboration for co-selling to enterprise clients.

•

Announced the extension of a strategic partnership with Google Cloud Platform (GCP). In addition to expanding the current partnership from EMEA to North America, this will extend go-to-market collaboration and deliver deeper sales alignment between Datadog and GCP.

•

Achieved “In Process” status on the Federal Risk and Authorization Management Program (FedRAMP) Marketplace for moderate-impact SaaS. Datadog is currently working with the U.S. Department of Veterans Affairs and the General Services Administration (GSA) FedRAMP Program Management Office (PMO) to achieve FedRAMP Authorization status for Moderate Impact. This follows Datadog’s earlier FedRAMP Authorization for Low Impact SaaS workloads.

•

Delivered additional product innovations and integrations, including Tracing without LimitsTM to enable ingestion of all tracing with no sampling and live search, Deployment Tracking to identify when performance issues are caused by new code deploys, a suite of DNS monitoring features to troubleshoot internal and external DNS resolution issues, and the extension of Watchdog anomaly detection to Kubernetes clusters, as well as new or enhanced integrations with Alcide kAudit, Auth0, AWS Step Functions, ServiceNow Graph Connector, Snowflake, Slack, and xMatters,.

•

Recognized as a 2020 Gartner Peer Insights Customers’ Choice for Application Performance Monitoring. The Gartner Peer Insights Customers' Choice distinction is based on feedback and ratings from end-user professionals who have experience purchasing, implementing and using Datadog’s products. Datadog scored an overall rating of 4.6 stars out of 5.0 based and a recommendation rating of 91% based on 132 verified IT customers.

•

Achieved AWS Outposts Ready designation, part of the Amazon Web Services (AWS) Service Ready Program. This designation recognizes that Datadog has demonstrated successful integration with AWS Outposts, a fully managed service that extends AWS infrastructure, AWS services, APIs, and tools to virtually any datacenter, co-location space, or on-premises facility.

Fourth Quarter and Full Year 2020 Outlook:

Based on information as of today, November 10, 2020, Datadog is providing the following guidance for the fourth quarter and full year 2020:

•	Fourth Quarter 2020 Outlook:
o	Revenue between $162 million and $164 million.
o	Non-GAAP operating income between $3 million and $5 million.
o	Non-GAAP net income per share between $0.01 and $0.02, assuming approximately 335 million weighted average diluted shares outstanding.
•	Full Year 2020 Outlook:
o	Revenue between $588 million and $590 million.
o	Non-GAAP operating income between $48.5 and $50.5 million.

o	Non-GAAP net income per share between $0.17 and $0.18, assuming approximately 332 million weighted average shares outstanding.

Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.

Conference Call Details:

•	What: Datadog financial results for the third quarter of 2020 and outlook for the fourth quarter and the full year of 2020
•	When: Nov 10, 2020 at 5:00 P.M. Eastern Time (2:00 P.M. Pacific Time)
•

Dial in: To access the call in the U.S., please dial (844) 873-9663, and for international callers, please dial (602) 563-8494. Callers may provide confirmation number 2275529 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: https://investors.datadoghq.com (live and replay)
•

Replay: Following the completion of the call through 11:59 PM Eastern Time on November 17, 2020, a telephone replay will be available by dialing (855) 859-2056 from the United States or (404) 537-3406 internationally with conference ID 2275529.

About Datadog

Datadog is the monitoring and security platform for cloud applications. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring and log management to provide unified, real-time observability of our customers’ entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations, security and business teams, accelerate time to market for applications, reduce time to problem resolution, secure applications and infrastructure, understand user behavior and track key business metrics.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding the impact of the COVID-19 pandemic on digital transformation and cloud migration trends and the ability of

Datadog to benefit from these trends, Datadog’s strategy, partnerships, investments and long-term opportunity, and Datadog’s future financial performance, including its outlook for the fourth quarter and full year 2020. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our business depends on our existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully manage our growth; (12) general market, political, economic, and business conditions; and (13) the impact that the recent COVID-19 pandemic and any related economic downturn could have on our or our customers’ businesses, financial condition and results of operations.  These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the SEC on August 10, 2020. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020 and other filings and reports that we may file from time to time with the SEC.  Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures

Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-

GAAP net income (loss) per basic share, and free cash flow. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) non-cash benefit related to tax adjustment; (4) employer payroll taxes on employee stock transactions; and (5) amortization of debt discount and issuance costs. Datadog defines free cash flow as Net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:

Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.

Non-cash benefit related to tax adjustment. Datadog recorded a contingent payroll tax liability in conjunction with a common stock repurchase transaction in 2016. In 2020, the period of limitations for assessing the contingent Federal payroll tax liability expired and the Company was legally released from being the primary obligor, and recognized a benefit in the consolidated statement of operations. Datadog does not believe this is reflective of on-going results and therefore adjusted for this benefit.

Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.

Amortization of debt discount and issuance costs. In May 2020, Datadog issued $747.5M of convertible senior notes due 2025, which bears interest at an annual fixed rate of 0.125%. The effective interest rate of the convertible senior notes was approximately 5.97%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

Datadog’s number of customers with ARR of $100,000 or more and number of customers with ARR of $1 million or more are based on the ARR of each customer, as of the last month of the quarter.

We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.

We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR is defined as the revenue run-rate of subscription agreements from all customers for the last month of the period, including committed amounts and any additional usage. ARR and MRR should be viewed independently of revenue as they are operating metrics and are not intended to be replacements or forecasts of revenue.

Condensed Consolidated Statements of Operations

(In thousands, except per share data; unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2020	2019	2020	2019
Revenue	$154,675	$95,864	$425,935	$249,136
Cost of revenue (1)(2)(4)	33,984	23,297	89,340	63,225
Gross profit	120,691	72,567	336,595	185,911
Operating expenses:
Research and development (1)(3)(4)	56,440	28,684	142,928	75,531
Sales and marketing (1)(3)(4)	57,142	38,836	153,626	105,061
General and administrative (1)(3)(4)	16,376	9,265	44,876	23,193
Total operating expenses	129,958	76,785	341,430	203,785
Operating loss	(9,267)	(4,218)	(4,835)	(17,874)
Other (expense) income, net:
Interest expense (5)	(12,423)	—	(17,424)	—
Interest income and other income, net	7,135	90	15,204	646
Other (expense) income, net	(5,288)	90	(2,220)	646
Loss before provision for income taxes	(14,555)	(4,128)	(7,055)	(17,228)
Provision for income taxes	(595)	(33)	(1,332)	(373)
Net loss	$(15,150)	$(4,161)	$(8,387)	$(17,601)
Basic and diluted net loss per share	$(0.05)	$(0.04)	$(0.03)	$(0.20)
Weighted average shares used in calculating basic and diluted
net loss per share:	302,554	103,876	299,105	87,758

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$529	$161	$1,167	$372
Research and development	10,173	1,934	24,723	3,709
Sales and marketing	6,068	1,540	13,683	3,276
General and administrative	3,946	1,042	10,037	2,659
Total	$20,716	$4,677	$49,610	$10,016

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$274	$179	$668	$531
Total	$274	$179	$668	$531

(3) Includes non-cash benefit related to tax adjustment as follows:
Research and development	$—	$—	$(2,729)	$(2,344)
Sales and marketing	—	—	(449)	(397)
General and administrative	—	—	(2,383)	(2,266)
	$—	$—	$(5,561)	$(5,007)

(4) Includes employer payroll taxes on employee stock transactions as follows:
Cost of revenue	$32	$—	$154	$—
Research and development	418	—	1,877	262
Sales and marketing	1,354	88	3,014	279
General and administrative	282	—	552	19
Total	$2,086	$88	$5,597	$560

(5) Includes amortization of debt discount and issuance costs as follows:
Interest expense	$8,062	$—	$10,546	$—

Condensed Consolidated Balance Sheets

(In thousands; unaudited)

	September 30,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$198,523	$597,297
Marketable securities	1,296,261	176,674
Accounts receivable, net of allowance for credit losses of $2,589 and $817 as of September 30, 2020 and December 31, 2019, respectively	120,992	102,394
Deferred contract costs, current	11,544	8,346
Prepaid expenses and other current assets	25,655	19,231
Total current assets	1,652,975	903,942
Property and equipment, net	42,059	32,749
Operating lease assets	55,365	53,002
Goodwill	17,211	9,058
Intangible assets, net	2,327	1,435
Deferred contract costs, non-current	22,667	17,409
Restricted cash	3,607	3,456
Other assets	18,073	16,990
TOTAL ASSETS	$1,814,284	$1,038,041

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$21,199	$15,429
Accrued expenses and other current liabilities	54,383	38,746
Operating lease liabilities, current	15,058	11,916
Deferred revenue, current	164,010	134,148
Total current liabilities	254,650	200,239
Operating lease liabilities, non-current	49,675	48,510
Convertible senior notes, net	567,683	—
Deferred revenue, non-current	2,444	4,340
Other liabilities	3,644	2,611
Total liabilities	878,096	255,700

STOCKHOLDERS' EQUITY
Common stock	3	3
Additional paid-in capital	1,065,543	905,821
Accumulated other comprehensive income	2,645	133
Accumulated deficit	(132,003)	(123,616)
Total stockholders’ equity	936,188	782,341
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,814,284	$1,038,041

Condensed Consolidated Statements of Cash Flow

(In thousands; unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2020	2019	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,150)	$(4,161)	$(8,387)	$(17,601)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,972	4,007	11,367	8,776
Amortization of discounts or premiums on marketable securities	3,884	—	5,344	—
Amortization of debt discount and issuance costs	8,062	—	10,546	—
Amortization of deferred contract costs	2,721	1,436	7,348	3,688
Stock-based compensation, net of amounts capitalized	20,716	4,677	49,610	10,016
Non-cash lease expense	3,453	3,788	10,004	8,403
Allowance for credit losses on accounts receivable	655	282	2,656	835
Loss on disposal of property and equipment	(4)	438	4	442
Changes in operating assets and liabilities:
Accounts receivable, net	2,431	(20,045)	(21,253)	(32,224)
Deferred contract costs	(4,567)	(4,782)	(15,804)	(10,894)
Prepaid expenses and other current assets	(340)	2,730	(6,821)	(9,476)
Other assets	310	(4,451)	(605)	(8,480)
Accounts payable	3,714	(3,260)	6,406	4,213
Accrued expenses and other liabilities	5,236	6,611	6,884	(1,990)
Deferred revenue	1,177	16,554	27,964	51,096
Net cash provided by operating activities	36,270	3,824	85,263	6,804
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(273,550)	—	(1,477,063)	—
Maturities of marketable securities	146,646	—	268,500	—
Proceeds from sale of marketable securities	85,700	—	85,700	—
Purchases of property and equipment	(1,412)	(4,834)	(4,336)	(9,813)
Capitalized software development costs	(6,217)	(2,650)	(14,371)	(7,058)
Cash paid for acquisition of businesses; net of cash acquired	—	—	(2,363)	—
Net cash used in investing activities	(48,833)	(7,484)	(1,143,933)	(16,871)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	5,119	2,109	12,354	7,306
Proceeds from initial public offering, net of underwriting discounts and commissions and other offering costs	—	708,815	(421)	708,659
Proceeds for issuance of common stock under the employee stock purchase plan	—	—	7,680	—
Employee payroll taxes paid related to net share settlement under the employee stock purchase plan	(118)	—	(977)	—
Proceeds from issuance of convertible senior notes, net of issuance costs	(474)	—	730,207	—
Purchase of capped call related to convertible senior notes	—	—	(89,625)	—
Net cash provided by financing activities	4,527	710,924	659,218	715,965

Effect of exchange rate changes on cash, cash equivalents and restricted cash	506	72	393	49

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(7,530)	707,336	(399,059)	705,947
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	$209,660	$63,591	601,189	64,980
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of period	$202,130	$770,927	$202,130	$770,927

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH WITHIN THE CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE STATEMENTS OF CASH FLOWS ABOVE:
Cash and cash equivalents	$198,523	$760,945	$198,523	$760,945
Restricted cash – Including amounts in prepaid expense and other current assets and other assets	3,607	9,982	3,607	9,982
Total cash, cash equivalents and restricted cash	$202,130	$770,927	$202,130	$770,927

Reconciliation from GAAP to Non-GAAP Results

(In thousands, except per share data; unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2020	2019	2020	2019
Reconciliation of gross profit and gross margin
GAAP gross profit	$120,691	$72,567	$336,595	$185,911
Plus: Stock-based compensation expense	529	161	1,167	372
Plus: Amortization of acquired intangibles	274	179	668	531
Plus: Employer payroll taxes on employee stock transactions	32	—	154	—
Non-GAAP gross profit	$121,526	$72,907	$338,584	$186,814
GAAP gross margin	78%	76%	79%	75%
Non-GAAP gross margin	79%	76%	79%	75%

Reconciliation of operating expenses
GAAP research and development	$56,440	$28,684	$142,928	$75,531
Less: Stock-based compensation expense	(10,173)	(1,934)	(24,723)	(3,709)
Plus: Non-cash benefit related to tax adjustment	—	—	2,729	2,344
Less: Employer payroll taxes on employee stock transactions	(418)	—	(1,877)	(262)
Non-GAAP research and development	$45,849	$26,750	$119,057	$73,904

GAAP sales and marketing	$57,142	$38,836	$153,626	$105,061
Less: Stock-based compensation expense	(6,068)	(1,540)	(13,683)	(3,276)
Plus: Non-cash benefit related to tax adjustment	—	—	449	397
Less: Employer payroll taxes on employee stock transactions	(1,354)	(88)	(3,014)	(279)
Non-GAAP sales and marketing	$49,720	$37,208	$137,378	$101,903

GAAP general and administrative	$16,376	$9,265	$44,876	$23,193
Less: Stock-based compensation expense	(3,946)	(1,042)	(10,037)	(2,659)
Plus: Non-cash benefit related to tax adjustment	—	—	2,383	2,266
Less: Employer payroll taxes on employee stock transactions	(282)	—	(552)	(19)
Non-GAAP general and administrative	$12,148	$8,223	$36,670	$22,781

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(9,267)	$(4,218)	$(4,835)	$(17,874)
Plus: Stock-based compensation expense	20,716	4,677	49,610	10,016
Plus: Amortization of acquired intangibles	274	179	668	531
Less: Non-cash benefit related to tax adjustment	—	—	(5,561)	(5,007)
Plus: Employer payroll taxes on employee stock transactions	2,086	88	5,597	560
Non-GAAP operating income (loss)	$13,809	$726	$45,479	$(11,774)
GAAP operating margin	-6%	-4%	-1%	-7%
Non-GAAP operating margin	9%	1%	11%	-5%

Reconciliation of net income (loss)
GAAP net loss	$(15,150)	$(4,161)	$(8,387)	$(17,601)
Plus: Stock-based compensation expense	20,716	4,677	49,610	10,016
Plus: Amortization of acquired intangibles	274	179	668	531
Less: Non-cash benefit related to tax adjustment	—	—	(5,561)	(5,007)
Plus: Employer payroll taxes on employee stock transactions	2,086	88	5,597	560
Plus: Amortization of debt discount and issuance costs	8,062	—	10,546	—
Non-GAAP net income (loss)	$15,988	$783	$52,473	$(11,501)
Net income (loss) per share - basic	$0.05	$0.01	$0.18	$(0.13)
Net income (loss) per share - diluted	$0.05	$0.00	$0.16	$(0.13)
Shares used in non-GAAP per share calculations:
Basic	302,554	103,876	299,105	87,758
Diluted	333,011	285,397	330,831	87,758

Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow

(In thousands; unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$36,270	$3,824	$85,263	$6,804
Less: Purchases of property and equipment	(1,412)	(4,834)	(4,336)	(9,813)
Less: Capitalized software development costs	(6,217)	(2,650)	(14,371)	(7,058)
Free cash flow	$28,641	$(3,660)	$66,556	$(10,067)

Contact Information

AJ Ljubich, CFA

Datadog Investor Relations

(866) 329-4466

IR@datadog.com

Martin Bergman

Datadog Communications

(866) 329-4466

Press@datadog.com

Datadog is a registered trademark of Datadog, Inc.

All product and company names herein may be trademarks of their registered owners.